Exhibit 99.1

PRESS RELEASE

Whitehawk Therapeutics Appoints Vijay Iyengar, MD, to Board of Directors

Former Incyte Executive Brings Extensive Oncology, Corporate Strategy, Business Development and Medical Affairs Experience

MORRISTOWN, N.J., September 10, 2026 /PRNewswire/ — Whitehawk Therapeutics, Inc. (Nasdaq: WHWK), a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently develop improved antibody-drug conjugate (ADC) cancer treatments, today announced the appointment of Vijay Iyengar, MD, to its Board of Directors, effective September 9, 2026.

Dr. Iyengar brings more than two decades of oncology experience building and scaling global businesses, leading strategic transactions across development-stage and commercial assets and guiding product portfolios from early development through commercialization. During his nine years in senior leadership roles at Incyte Corporation, he helped drive transformative change, including the launch of five brands across eight indications, the company’s expansion into more than 20 countries and growth from approximately $1B to more than $4B in annual revenue.

“I’m pleased to welcome Vij to the Board at this important stage of Whitehawk’s growth,” said Dave Lennon, PhD, President and Chief Executive Officer of Whitehawk Therapeutics. “His expansive leadership experience in oncology will be valuable as we continue to advance our clinical programs, expand our ADC portfolio and make disciplined decisions about how best to develop and realize the potential of our pipeline.”

Prior to joining Incyte, Dr. Iyengar held senior leadership positions in oncology at Novartis. Earlier in his career, he was an Engagement Manager in the healthcare practice at McKinsey & Company. Dr. Iyengar received a BS in Biology from Stanford University and an MD from Harvard Medical School.

“I was drawn to Whitehawk for its strong foundation built on scientific rigor and a clear strategic vision,” said Dr. Iyengar. “I look forward to working with the leadership team and my fellow directors to help guide Whitehawk through its next phase as they work to bring new ADC treatments to patients with cancer.”

About Whitehawk Therapeutics

Whitehawk Therapeutics is a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently develop improved cancer treatments. Whitehawk’s portfolio includes HWK-007, HWK-016 and HWK-206, ADCs engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization agreement.

Whitehawk’s underlying ADC platform leverages CPT113 as the core linker-payload technology, enhanced with its proprietary Carbon Bridge Cysteine Re-pairing (CBCR) bioconjugation process to support improved stability and therapeutic index. Whitehawk has an option agreement with Hangzhou DAC for access to CPT113 for use in up to five additional ADC programs. More information on the Company is available at www.whitehawktx.com and connect with us on LinkedIn.

PRESS RELEASE

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Whitehawk Therapeutics that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current beliefs and expectations and may include, but are not limited to, statements relating to: the potential therapeutic value and market opportunity for the Company’s ADC portfolio; plans related to the Company’s development of its portfolio of ADC assets; n; and the Company’s ability to expand its pipeline opportunities. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with preclinical and clinical development of the ADC portfolio, including potential delays in the commencement, enrollment and completion of clinical trials; failure to demonstrate the efficacy of the ADC portfolio in preclinical and clinical studies; the risk that unforeseen adverse reactions or side effects may occur in the course of testing of the ADC assets; and risks related to the Company’s estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the caption “Item 1A. Risk Factors,” and in Whitehawk’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk’s reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@whitehawktx.com

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